UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2016

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07. Submission of Matters to a Vote of Security Holders
Accuride Corporation (the "Company") held its Annual Meeting of Stockholders on April 26, 2016, where the stockholders considered three proposals.  The proposals are described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 18, 2016.

Proposal 1: Election of seven (7) directors to hold office until the 2016 Annual Meeting:

	Votes For	Votes Withheld
Robin J. Adams	25,329,554	1,232,049
Keith E. Busse	16,407,571	10,154,032
Richard F. Dauch	25,178,482	1,383,121
Robert E. Davis	25,249,334	1,312,269
Lewis M. Kling	16,383,875	10,177,728
John W. Risner	25,330,778	1,230,825
James R. Rulseh	25,249,184	1,312,419

Broker Non-Votes: 9,810,519 shares for each director.

All of the foregoing candidates were re-elected as directors of the Company.
Proposal 2: The vote on a proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2016 fiscal year was as follows:

For	Against	Abstain	Broker Non-Votes
35,191,565	1,153,049	27,508	0

The foregoing proposal was approved.

Proposal 3: The advisory vote on the compensation of the Company's executive officers was as follows:

For	Against	Abstain	Broker Non-Votes
23,738,239	2,764,392	58,972	9,810,519

The foregoing proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date: April 29, 2016	/s/ Stephen A. Martin
Stephen A. Martin
Senior Vice President / General Counsel